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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): November 29, 1999



                               NBC INTERNET, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                     000-27899                94-3333463
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(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)         Identification No.)



                        300 Montgomery Street, Suite 300
                         San Francisco, California 94104
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 288-2500


                                 Not Applicable
                 ---------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 29, 1999 and November 30, 1999, respectively, the transactions contemplated by the Agreement and Plan of Contribution and Merger dated May 9, 1999, as amended on October 20, 1999, among us, CNET, Inc., XOOM.com, Inc., Xenon 3, Inc. and SNAP! LLC and by the Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger dated July 8, 1999, as amended on October 20, 1999, among us, National Broadcasting Company, Inc., GE Investments Subsidiary, Inc., Neon Media Corporation, and XOOM.com, Inc. were consummated. As a result of these transactions, XOOM.com and SNAP became our wholly owned subsidiaries and we became the owners of the businesses related to NBC.com, NBC-IN.com, VideoSeeker.com and of a 10% ownership interest in CNBC.com, LLC. A full description of these transactions is contained in our proxy statement/prospectus dated November 2, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NBC INTERNET, INC.



Date:  December 1, 1999             /s/ John Harbottle
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                                    John Harbottle, Executive Vice President
                                    Finance and Chief Financial Officer